EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Class A common shares and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Date: February 14, 2024	ADVENT INTERNATIONAL, L.P. By: ADVENT INTERNATIONAL GP, LLC, GENERAL PARTNER

/s/ Neil Crawford
	Name:	Neil Crawford
	Title:	Vice President of Finance

Date: February 14, 2024	ADVENT INTERNATIONAL GP, LLC

/s/ Neil Crawford
	Name:	Neil Crawford
	Title:	Vice President of Finance

Date: February 14, 2024	ADVENT INTERNATIONAL LAPEF VI, LLC

By: ADVENT INTERNATIONAL, L.P., MANAGER By: ADVENT INTERNATIONAL GP, LLC, GENERAL PARTNER

/s/ Neil Crawford
Name: Neil Crawford
Title: Vice President of Finance

Date: February 14, 2024	LAPEF VI GP LIMITED PARTNERSHIP

By: ADVENT INTERNATIONAL LAPEF VI, LLC,
GENERAL PARTNER
By: ADVENT INTERNATIONAL, L.P., MANAGER
By: ADVENT INTERNATIONAL GP, LLC, GENERAL PARTNER

/s/ Neil Crawford
Name: Neil Crawford
Title: Vice President of Finance

CUSIP No. G21307106	SCHEDULE 13G	Page 15 of 15 Pages

Date: February 14, 2024	AI CALYPSO BROWN LLC

/s/ Neil Crawford
Name: Neil Crawford
Title: Vice President

Date: February 14, 2024	AI IAPETUS GREY LLC

/s/ Neil Crawford
Name: Neil Crawford
Title: Vice President

Date: February 14, 2024	AI TITAN BLACK LLC

/s/ Neil Crawford
Name: Neil Crawford
Title: Vice President